(English Translation)

Exhibit 10.10

Beijing PKU Chinafront Technology CO., LTD.

Purchase Contract
Contract Number:

Buyer:

Name: Beijing PKU Chinafront Technology CO., LTD. (“Party A”)
Address: Room 717, Block B, Yinwang Center, 113 Zhichun Road, Haidian District, Beijing City
Telephone: 86-010-82671299
Fax: 86-010-62637657

Seller:
Name: Beijing Federal Software Co., Ltd. (“Party B”)
Address: 17th Building, 2nd District, Anzhenxili, Chaoyang District, Beijing City
Telephone: 86-010-64453120
Fax: 86-010-64421199-8290

According to Contract Law of the People’s Republic of China and the relevant provisions, upon consultation, Party A and Party B enter into this Contract as follow based on the principle of amicable cooperation.

1. Definitions

1.1 Products or goods mean the purchase contents as set forth in the annex hereof.

1.2 Delivery:

a. In the event the products or goods will be sent by Party B to the place named by Party A or will be taken by Party A itself, a delivery is deemed made if Party A or the consignee named by it signs for the products or goods.

b. In the event Party B is bound to arrange for carriage of the products or goods on behalf of Party A, a delivery is deemed made when Party B hands the equipments over to the first carrier.

1.3 Delivery date means the date on which Party B delivers the products or goods to any of the following three parties:

a. Party A;

b. the consignee named by Party A;

c. the first carrier.

1.4 Time limit of payment means the deadline on or before which Party A shall pay the purchase price in the bank account of Party B.

2. Structure of the Contract

2.1 Other than the terms and conditions of the Contract, detailed specification of the products, transaction details as well as other terms and conditions relating to the transaction which the Parties think necessary to ascertain and accept shall be separately set forth in the annexes which constitute integral parts of the Contract.

2.2 In the event of any conflict between the terms and conditions of the documents involve in the Contract and those of the annexes, the terms and conditions of the annexes shall prevail.

2.3 Annexes include products lists, special provisions etc.

3. Total Price of the Contract

See Annex 1 hereof for the composition of the contract price.

4. Place, Date and Method of Delivery

4.1 Place of delivery: Room 717, Block B, Yinwang Center, 113 Zhichun Road, Haidian District, Beijing City

4.2 Delivery date: The products listed in “1, 2, 4, 5, 6” of Annex 1 of the Contract shall be delivered on or before May 19, 2005.

The products listed in “3” of Annex 1 of the Contract shall be delivered on or before June 6, 2005.

4.3 Delivery method: Delivery by Party B to the place of delivery as set out in 4.1 free of charge.

4.4 Contact person: Zhang zongping Telephone: 82671299-1016

5. Time limit of payment

After the conclusion of the Contract and the delivery by Party B of the first installment of the goods as required by Party A, Party A shall pay Party B 50% of the contract price RMB 34,950 and Party B shall use value-added tax invoices to exchange for the cheque of Party A. Party A shall pay Party B the remaining 50% of the contract price RMB 34,950 after fifteen working days of trial run and passing the acceptance check of the products, and Party B shall use value-added tax invoices to exchange for the cheque of Party A.

6. Arrival, Installation and Acceptance Check of Products and Raising of Objection

6.1 Quantity and packing of the products delivered by Party B shall conform to the provisions of the manufacturers and the annexes hereof, and the products shall be sealed.

6.2 Party B shall complete the installation and debugging within five working days after the arrival of the products. Party A shall organize the acceptance check within five working days after Party B completes the installation and debugging. During installation and acceptance check, Party A shall conduct the acceptance check according to the product quality requirements and technical standards of original manufacturers as well as the specifications, model numbers and quantity of the products as provided for in the relevant annexes of the Contract. If any product is found unqualified during the acceptance check, Party A shall immediately make a written objection to Party B.

7. Quality Guarantee and After Service

7.1 Party B warrants that the products provided by it to Party A under the Contract and the annexes thereof are brand-new products of original manufacturers, and the quality of such products entirely conforms to the product quality standards of the manufacturers.

7.2 Party B warrants that the products provided by it are original products of original manufacturers with intact packing. The manufacturers will provide free product application instructing service through telephone and one-year upgrading service of free products.

7.3 Party B shall unconditionally and immediately replace defective products and the products not conforming to the specifications, quality and performance as provided for herein.

7.4 During the guarantee period, above guarantee will not be applied to the malfunction arising from improper use, accident, modification, inappropriate operating environment, repair made by Party A, removal of identification labels of products or parts etc.

7.5 Party B guarantees the quality and function of the products provided by it. If the products do not conform to the functions as described in the use manual or quality issues of the media of software and so on arise, Party B shall be obliged to unconditionally and immediately replace the products for Party A.

8. Title and Custody Risk of the Products

8.1 The custody risk of the products as listed in the annexes of the Contract shall be borne by Party B from the taking effect of the Contract till Party B delivers the products to Party A. The custody risk of the products will pass to Party A after Party B delivers the products to the place as stipulated herein, and Party B will no longer bear any liability of custody.

8.2 Packing of the equipments shall be standard packing of original manufacturers.

9. Liability for Breach of Contract and Compensation

9.1 Breach of Contract by Party A

a. If Party A fails to make the payment as required by the Contract, it shall pay Party B the liquidated damages at 5‰ of the delayed amount for each delayed day.

Total amount of the liquidated damages shall not exceed 5% of contract price.

The liquidated damages, damages and other economic loss payable under the Contract shall be paid to the other Party within fifteen days after the liability is ascertained, otherwise, it will be deemed as a delay in payment.

9.2 Breach of Contract by Party B

a. If Party B fails to deliver the goods as required by the Contract, it shall pay Party A the liquidated damages at 5‰ of the amount involved in the delay for each delayed day.

Total amount of the liquidated damages shall not exceed 5% of contract price.

b. If the products provided by Party B are not brand-new sealed original products of the manufacturers, besides the contract price, Party B shall also compensate Party A for all the losses incurred by Party A for this. If the products provided by Party B are involved in the infringement on intellectual property, Party B shall bear all legal liabilities relating to this.

The liquidated damages, damages and other economic loss payable under the Contract shall be paid to the other Party within fifteen days after the liability is ascertained, otherwise, it will be deemed as a delay in payment.

10. Force Majeure

10.1 In the event any Party hereto can not perform the Contract on schedule due to such force majeure events as war, fire, flood, typhoon, earthquake, and political factors, the time for performing the Contract shall be extended, and the liability for breach of contract may be wholly or partly exonerated as appropriate.

10.2 The Party prevented by force majeure shall notify the other Party of the occurrence of the force majeure event in writing within possible shortest time, and send the certificate produced by the relevant organ or other materials recognized by the public to the other Party as certification within fifteen days thereafter.

10.3 If the influence of the force majeure factor lasts for more than sixty days, the Parties shall amicably consult with each other about the means for the continuing performance of the Contract was soon as possible.

10.4 In the event of any circumstance beyond the control of Party A and Party B, including but not limited to the delay in or rejection of issuing necessary import permit by any governmental depart, the Parties shall understand the nonperformance of obligations within the delayed period and wholly or partly exonerate the liability for breach of contract as appropriate.

11. Dispute Settlement

11.1 Any question relating to the Contract shall be settled through consultation between the Parties based on the principles of mutual trust and honesty. The Parties agree all disputes arising from the Contract will be settled by People’s Court of Haidian District through litigation if the Parties can not agree upon the method for settling such disputes.

12. Modification of the Terms of Contract

12.1 Upon execution of the Contract, any modification of it may take effect only after signed by Party A and Party B. Any modification of terms unilaterally made by any Party in any way will be invalid.

13. Termination of the Contract

13.1 The Contract will be naturally terminated after all the obligation of the Parties as provided for in the Contract and the relevant annexes thereof are completely performed.

13.2 Any term of the Contract and the relevant annexes thereof will inure to the Parties and their respective successors and assigns before the termination of its legal effect.

14. Effect of the Contract

14.1 The Parties agree that the contents of the Contract and the annexes thereof are the entire contents finally determined in the cooperation between them. The representatives of Party A and Party B have respectively obtained the approval from their respective organizations and finally executed the Contract on behalf of their respective organizations at the place where Party B is located. This Contract may take effect only after stamped by the special contract seals or official seals of the Parties. This Contract will immediately take effect as of the date on which the Parties sign and affix special contract seals /official seals to the Contract, and will be automatically terminated as of the date on which the Parties completely perform all their respective obligations.

14.2 The annexes hereof are integral parts of the Contract. This Contract is made in quadruplicate with equal legal effect, and each Party holds two. The Parties agree that the faxes of various documents relating to this Contract and stamped with the contract seal or official seal by Party A or Party B are valid.

15. Execution of the Contract

15.1 The Parties acknowledge they have reviewed and understood all the contents of the Contract and the relevant annexes thereof, and agree the Contract and the relevant annexes thereof will supersede any oral or written undertakings previously made by and between the Parties concerning the cooperation.

15.2 The Parties acknowledge and confirm that the faxes of the Contract and the relevant annexes thereof and various documents relating to this Contract, if only having the personal signature of the representative of Party A or Party B but not stamped with the contract seal or official seal by Party A or Party B, the Parties will not acknowledge their binding force and legal effect upon the Parties, and all losses and consequences arising therefrom shall be solely borne by the relevant Party and the Party has no right to make claims against the other Party.

15.3 This Contract shall be stamped with the contract seals or official seals of Parties to indicate that the Parties agree to all terms of the Contract and the relevant annexes thereof.

16. Annexes

Annex 1 of the Contract

Party A: Beijing PKU Chinafront Technology CO., LTD.
Representative: Zhang Zongping
Telephone: 86-010-82671299
Date: May 19, 2005

Party B: Beijing Federal Software Co., Ltd.
Representative: Xing Xiaowei
Telephone: 86-010-64453120
Date:

Annex 1 of the Contract

Sequence Number	Name of the Product	Version	Quantity (Set)	Unit Price (RMB)	Amount (RMB)
1	Office 2003 COEM	Small and Middle-sized Enterprise Version	1	2180	2180
2	Windows 2003 Server (Five User) COEM	Chinese Standard Version	1	5430	5430
3	Windows 2003 Server Customer End Authorization1	Chinese Standard Version	45	222	9990
4	SQL Serve1r 2000 (Ten User)	Chinese Standard Version	1	15800	15800
5	Rising1+1+200 user	Enterprise Version	1	31500	31500
6	Rising five servers	Enterprise Version	5	1000	5000
Total	RMB 69,900